                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 18, 2000


                             --------------------


                               PETSEC ENERGY INC.
             (Exact name of registrant as specified in its charter)


             NEVADA                     333-31625*            84-1157209
   (State or other jurisdiction         (Commission         (I.R.S. Employer
 of incorporation or organization)      File Number)      Identification No.)




      143 RIDGEWAY DRIVE, SUITE 113
      LAFAYETTE, LOUISIANA                                 70503
   (Address of principal executive offices)             (Zip code)


       Registrant's telephone number, including area code: (337) 989-1942

*Petsec Energy Inc. (the "Company") is a wholly owned operating subsidiary of Petsec Energy Ltd ("PEL"), a listed Australian public company registered with the Commission as a result of its public offering in July 1996 of American Depositary Receipts ("ADRs") which are traded on the over-the-counter bulletin board (OTC BB symbol: PSJEY).

Item 3. Bankruptcy or Receivership.
----------------------------------

           On April 13, 2000, the Company filed a voluntary petition seeking relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Louisiana, Opelousas Division. The Court assumed jurisdiction on that day. The case name is In Re Petsec Energy Inc., and the docket number is 00BK-50741. Subject to the supervision of the Court, the Company remains in possession of the Company's assets and will manage the business for the benefit of the Company's creditors and equity holders in accordance with Sections 1107 and 1108 of the United States Bankruptcy Code.

           PEL issued a statement to the Australian Stock Exchange that was released to the press announcing the bankruptcy court filing, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


Item 5. Other Events.
---------------------

           The Company has announced that it did not make the $4.75 million interest payment due on December 15, 1999 under its 9 1/2% senior subordinated notes due June 2007 (the "9 1/2% Notes") and that it is negotiating with an informal subcommittee (the "Subcommittee") of the holders of the 9 1/2% Notes to reach a solution to its financial situation. While negotiations are continuing and no agreement has yet been reached, the Subcommittee has told the Company that it desires that either the Company or its assets be sold, and the sale proceeds be distributed to the Company's creditors, including the holders of the 9 1/2% Notes. The Subcommittee has discussed with the Company carving out a portion of the proceeds that otherwise would be distributed to the holders of the 9 1/2% Notes and paying this sum to the Company's employees and the equity owner of the Company. Specifically, the Subcommittee in its latest proposal dated April 6, 2000 offered to distribute to Petsec (USA) Inc., as the sole shareholder of the Company, and the Company's Lafayette-based management proceeds on the following basis:

                                                                             Senior Management
Bondholders' Recovery           PUSA Carve-Out Amounts                       Carve-Out Amounts
-----------------------------------------------------------------------------------------------------------
Less than $60 Million           3.375% of Bondholders' Recovery        1.375% of Recovery
                                ("Recovery")
$60 to less than $70 Million    Above, plus 6.375% of Recovery from    Above, plus 1.375% of Recovery from
                                $60 to $70 Million                     $60 to $70 Million
$70 to less than $80 Million    Above, plus 9.375% of Recovery from    Above, plus 1.375% of Recovery from
                                $70 to $80 Million                     $70 to $80 Million
$80 to less than $90 Million    Above, plus 12.375% of Recovery from   Above, plus 1.375% of Recovery from
                                $80 to $90 Million                     $80 to $90 Million
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
$90 to less than $100 Million   Above, plus 15.375% of Recovery        Above, plus 1.375% of Recovery from
                                from $90 to $100 Million               $90 to $100 Million
$100 Million to 100%            Above, plus 18.375% of Recovery from   Above, plus 1.375% from $100 million
Bondholder Recovery             $100 million to 100% Bondholder        to 100% Bondholder Recovery
                                Recovery
-----------------------------------------------------------------------------------------------------------

Under the proposal, these distributions could increase or decrease by as much as twenty (20%) percent based on the timing of the sale transactions. In addition, the Subcommittee proposed to pay the five Lafayette-based senior managers of the Company a severance benefit in the aggregate amount of $491,303, and other employees of the Company a severance benefit equal in amount to three month of salary plus three weeks of salary for each year of service with the Company. The Subcommittee's proposal also addressed issues such as the appropriate roles of financial advisors to the Subcommittee and the Company, documentation needed to evidence agreement to the proposal and a sale process, and the appropriate parties to such documentation. The proposal advanced by the Subcommittee expired without being accepted by the Company.

           Now that the Company has filed for protection under Chapter 11 of the United States Bankruptcy Code, the Company plans to discuss with all of the holders of 9 1/2% Notes the proposal that has been discussed with the Subcommittee in an effort to reach a consensual solution to the Company's financial problems. The Company intends to explore other alternatives available to it concurrently with its efforts to reach a consensual solution with the holders of the 9 1/2% Notes. Such alternatives, including a consensual deal with the noteholders if one can be agreed to, will be in the context of a Chapter 11 bankruptcy proceeding.

           During the course of the negotiations with the Subcommittee, certain information regarding the Company has been disclosed to the Subcommittee under confidentiality agreements. In order to facilitate discussions with all of the holders of the 9 1/2% Notes, the Company desires to make a public disclosure of all material information provided to the Subcommittee that has not been made public previously. This information pertains to Ryder Scott Company L.P., Petroleum Consultants valuations, January 2000 month-end financial results, and a cash flow projection for the remainder of 2000.

RYDER SCOTT VALUATIONS
----------------------

In November 1999, the Company engaged Ryder Scott Company L.P., Petroleum Consultants to prepare preliminary estimates of the estimated net proved, probable and possible reserves as of December 31, 1999. Estimated future net reserves were run using two different pricing scenarios. The preliminary estimates run under the two pricing scenarios were provided to the Subcommittee and are summarized below:

                                                      PRELIMINARY ESTIMATE AS OF DECEMBER 31, 1999
                                                      ---------------------------------------------

                                                          PROVED        PROBABLE         POSSIBLE
TOTAL NET RESERVES:
   Gas (MMcf)                                             55,728         37,940            17,726
   Oil (MBbls)                                             4,362          2,234             1,553
   Total (MMcfe)                                          81,900         51,344            27,044
NET DEVELOPED RESERVES:
   Gas (MMcf)                                             20,923         14,162             6,536
   Oil (MBbls)                                             2,009            957               663
   Total (MMcfe)                                          32,977         19,904            10,514
Estimated future net revenues before income             $125,535       $119,844           $62,798
   taxes (in thousands)  (2)
Present  value of estimated  future net revenues        $ 94,260        $77,305           $31,299
   before income taxes (in thousands)  (1)(2)
Estimated future net revenues before income             $111,200       $110,305           $57,822
   taxes (in  thousands)  (3)
Present  value of estimated  future net revenues         $83,558        $71,165           $28,869
   before income taxes (in thousands)  (1)(3)

(1) The present value of estimated future net revenues attributable to the Company's reserves was prepared using constant prices, including the effects of hedging, as of the calculation date, discounted at 10% per annum on a pre-tax basis.
(2) The present value and estimated future net revenues as of December 31, 1999 were calculated using an average oil price of $18.37 per barrel before hedging and an average gas price of $2.57 per Mcf before hedging.
(3) The present value and estimated future net revenues as of December 31, 1999 were calculated using an average oil price of $17.27 per barrel before hedging and an average gas price of $2.38 per Mcf before hedging.


The Company also provided estimates of proved, probable and possible reserves as of December 31, 1999. The calculations of estimated proved reserves made as of December 31, 1999 have been made in accordance with SEC guidelines.

                                                             SEC CASE AS OF DECEMBER 31, 1999
                                                             --------------------------------

                                                          PROVED (3)       PROBABLE       POSSIBLE
TOTAL NET RESERVES:
   Gas (MMcf)                                               56,783          37,016           17,428
   Oil (MBbls)                                               4,469           2,336            1,587
   Total (MMcfe)                                            83,597          51,032           26,950
NET DEVELOPED RESERVES:
   Gas (MMcf)                                               21,950          12,850            6,209
   Oil (MBbls)                                               2,089           1,053              678
   Total (MMcfe)                                            34,484          19,168           10,277
Estimated future net revenues before income               $150,828        $128,806          $70,600
  taxes (in thousands)
Present  value of estimated  future net revenues          $113,139         $82,681          $34,988
   before income taxes (in thousands) (1)(2)


(1) The present value of estimated future net revenues attributable to the Company's reserves was prepared using constant prices, including the effects of hedging, as of the calculation date, discounted at 10% per annum on a pre-tax basis.
(2) The present value as of December 31, 1999 was calculated using an average oil price of $25.61 per barrel before hedging and an average gas price of $2.43 per Mcf before hedging.
(3) This information pertaining to proved reserves was previously disclosed in the Company's 1999 Form 10-K.

           The foregoing tables set forth estimated net proved oil and gas reserves of the Company, the estimated future net revenues before income taxes and the present value of estimated future net revenues before income taxes related to such reserves as of December 31, 1999, based upon reports by Ryder Scott Company L.P., Petroleum Consultants. All of the calculations of estimated net proved, probable and possible reserves reported above give no effect to federal or state income taxes otherwise attributable to estimated future net revenues from the sale of oil and gas. The present value of estimated future net revenues has been calculated using a discount factor of 10% per annum.

           Ryder Scott Company L.P., Petroleum Consultants, in its report to the Company dated as of December 31, 1999, defines proved, probable and possible reserves as follows.

           "Proved reserves" of crude oil, condensate, natural gas, and natural gas liquids are estimated quantities that geological and engineering data demonstrate with reasonable certainly to be recoverable in the future from known reservoirs under existing operation conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based on future conditions.

           Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. In certain instances, proved reserves are assigned on the basis of a combination of core analysis and electrical and other type logs which indicate the reservoirs are analogous to reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test. The area of a reservoir considered proved includes (1) that portion delineated by drilling and defined by fluid contacts, if any, and (2) the adjoining portions not yet drilled that can be reasonably judged as economically productive on the basis of available geological and engineering date. In the absence of data on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

           Reserves that can be produced economically through the application of improved recovery techniques are included in the proved classification when these qualifications are met: (1) successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based, and (2) it is reasonably certain the project will proceed. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including (1) pressure maintenance, (2) cycling, and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

           Proved natural gas reserves are comprised of non-associated, associated and dissolved gas. An appropriate reduction in gas reserves has been made for the expected removal of natural gas liquids, for lease and plant fuel, and for the exclusion of non-hydrocarbon gases if they occur in significant quantities and are removed prior to sale. Estimates of proved reserves do not include crude oil, natural gas, or natural gas liquids being held underground or surface storage.

           Proved reserves are estimates of hydrocarbons to be recovered from a given date forward. They may be revised as hydrocarbons are produced and additional data become available.


           "Unproved reserves" are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

           Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

           "Probable reserves" are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be at least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

           In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where sub-surface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reserves in the area, (3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and
(b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

           "Possible reserves" are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be at least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

           In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formation that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operations and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.


JANUARY 2000 MONTH END FINANCIAL RESULTS
----------------------------------------

           The Company provided the Subcommittee with unaudited financial statements including an income statement and capital expenditure summary for the month ending on January 31, 2000 and a balance sheet as of January 31, 2000. The financial statements showed the Company generated revenues of $2.3 million from net production of 52,338 barrels of oil and 483,000 mcf of gas. Lease operating expenses were $573,000 ($0.72/mcfe), general and administrative expenses totaled $632,000 ($0.79/mcfe), and depletion, depreciation and amortization charges were $1.37 million ($1.72/mcfe). The Company recorded a net loss after tax of $1.47 million for the month. Capital expenditures for the month were $1.7 million.

           At January 31, 2000, the Company's total assets were $98.4 million and total liabilities were $165.8 million, with negative shareholder equity of $67.4 million.


CASH FLOW PROJECTION
--------------------

           The Company provided the Subcommittee with a cash flow projection for the period February 18, 2000 through December 31, 2000. This projection assumed that no interest or principal payments would be made on the Company's indebtedness owed on the 9 1/2% Notes or on the Company's subordinated debt owed to its parent, Petsec (USA) Inc. The projection also assumed that the Company would sell its interests in seven particular offshore leases on terms and for the consideration that were actually consummated in a transaction that closed on April 11, 2000. (See discussion below that describes that transaction.) The cash flow projection showed that the Company would have adequate liquidity to operate its business. The projection anticipated that cash would be available from the sale of hydrocarbons owned by the Company and from the Company's credit facility with Foothill Capital Corporation. The cash flow projection assumed that $2.6 million would be spent on capital projects in 2000 to participate in four workover operations on existing wells. The effect of these workover operations on production rates is assumed in the Ryder Scott valuations. The cash flow projection is based on assumed production in 2000 of 573,000 barrels of oil and 7.1 BCF of gas.

           The Company is evaluating and negotiating a post-petition credit arrangement with Foothill. The Company has filed a motion with the bankruptcy court seeking authorization to use certain cash the Company has on hand and certain other cash the Company expects to generate from the future sale of hydrocarbons. This cash is security for the existing Foothill credit facility, and the Company desires to use it to pay certain business expenses pending the negotiation and court approval of a post-petition credit arrangement with Foothill.

Sale of Interest in Seven Leases on the Outer Continental Shelf
---------------------------------------------------------------

           On April 11, 2000, the Company sold to an undisclosed buyer all of its right, title and interest in seven of its leases for US$8.45 million cash. The effective date of the transaction was February 1, 2000.

           The Company sold all of its working interests, being a 25% working interest, in the following four mineral leases: OCS-G 15102 covering all of West Cameron Block 515; OCS-G 15103 covering all of West Cameron Block 516; OCS-G 21082 covering a portion of Vermilion Block 34; OCS-G 15163 covering all of Vermilion Block 47. The Company sold all of its working interest, being a 50% working interest, in the following two mineral leases: OCS-G 19841 covering a portion of West Delta Block 112; and OCS-G 21131 covering all of West Delta Block 113. The Company also sold its right to acquire a 25% working interest in a lease covering all of West Cameron Block 526.

           PEL issued a press release announcing the sale made by the Company, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements
--------------------------

This 8-K Current Report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this 8-K Current Report, including without limitation statements regarding the projected cash flows, planned capital expenditures, oil and gas production and reserve adds, the Company's financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are numerous risks and uncertainties that can affect the outcome of certain events including many factors beyond the control of the Company including without limitation those described in the Company's latest Annual Report filed with the Securities and Exchange Commission for the year ending on December 31, 1999. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.



(b)        Exhibits.

             99.1 Press Release dated April 12, 2000 of Petsec Energy Ltd with respect to the sale of working interest in seven leases by Petsec Energy Inc.

             99.2 Press Release dated April 14, 2000 of Petsec Energy Ltd with respect to the voluntary petition under Chapter 11 of United States Bankruptcy Code.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PETSEC ENERGY INC.



Date: April 14, 2000                       By:     /s/ Ross A. Keogh
                                           ----------------------------------
                                           Name:   Ross A. Keogh
                                           Title:  Vice-President and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

       Exhibit
       Number                     Description
       ------                     -----------
        99.1 Press Release dated April 12, 2000 of Petsec Energy Ltd with respect to the sale of working interest in seven leases by Petsec Energy Inc.

        99.2 Press Release dated April 14, 2000 of Petsec Energy Ltd with respect to the voluntary petition under Chapter 11 of United States Bankruptcy Code.